UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2015

HRG GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4219	74-1339132
(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 29th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 906-8555
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On July 13, 2015, the Board of Directors (the “Board”) of HRG Group, Inc. (the “Company”) amended the Company’s bylaws by adding a new Section 7.07, which designates an exclusive forum for the adjudication of disputes and other matters related to the Company.
The foregoing description above of the amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of Section 7.07 of the restated bylaws as set forth in Exhibit 3.2 hereto and incorporated herein by reference.
Item 5.07.                          Submission of Matters to a Vote of Security Holders.
On July 13, 2015, at the Company’s Annual Stockholders Meeting (the “Annual Meeting”), the Company’s stockholders (i) approved the election of three Class II directors to the Board to each serve for a three-year term until the earlier of the 2018 annual meeting of stockholders or their death, resignation or removal, (ii) ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015 and (iii) approved an amendment to the Company’s Certificate of Incorporation (the “Charter”) to preserve certain tax benefits.
Only holders of the Company’s common stock, par value $0.01 per share (“Common Stock”), at the close of business on May 22, 2015 (the “Record Date”) were entitled to vote at the Annual Meeting.  As of the Record Date, there were 201,210,539 shares of Common Stock entitled to vote, the holders of which were entitled to one vote per share in the election of directors and on each other matter submitted for stockholder approval.  Holders of stock representing a total of 191,213,244 votes (95.03% of the total voting power), constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.  The final results for the votes regarding each proposal are set forth below.
Proposal 1: The Company’s stockholders elected three Class II directors to the Company’s Board to each serve for a three-year term until the earlier of the 2018 annual meeting of stockholders or their death, resignation or removal.  The votes regarding this proposal were as follows:
	For	Withhold	Broker Non-Votes
Joseph S. Steinberg	136,727,512	20,660,177	33,825,555
Curtis A. Glovier	156,772,640	615,049	33,825,555
David M. Maura	148,884,815	8,502,874	33,825,555
Proposal 2: The Company’s stockholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015.  The votes regarding this proposal were as follows:
For	Against	Abstain	Broker Non-Votes
191,100,285	82,532	30,427	0

Proposal 3: The Company’s stockholders approved an amendment to the Charter to preserve certain tax benefits, which is further described below.  The votes regarding this proposal were as follows:
For	Against	Abstain	Broker Non-Votes
148,408,524	8,971,467	7,698	33,825,555

The amendment is designed to reduce the likelihood of an “ownership change” under U.S. federal tax laws by restricting certain direct and indirect acquisitions and dispositions of our Common Stock. The restrictions imposed under the amendment apply to any direct and indirect holders of, or persons who would become holders of, 4.9% or more of our Common Stock (and certain other interests in the Company that are treated as stock for U.S. federal tax purposes). As of July 13, 2015, which is the date of the adoption of the Charter amendment, any direct or indirect transfer of our shares of Common Stock (or other Company securities) in violation of the restrictions will be void as of the date of the purported transfer as to the purported transferee, and the purported transferee will not be recognized as the owner of such securities for any purpose, including for purposes of voting and receiving dividends or other distributions.

The Board will have the power to determine and interpret, in its sole discretion, all matters necessary for assessing compliance with the provisions of the Charter transfer restrictions. These matters include (i) the identification of a 4.9% stockholder, (ii) whether a transfer is a prohibited transfer, (iii) the percentage stock ownership interest in the Company of any person for the purposes of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), (iv) whether an instrument constitutes a security of the Company, (v) the amount or fair market value due to a purported transferee pursuant to the alternate procedure described in the Charter, (vi) the interpretation of the provisions of the Charter amendment and (vii) any other matters which the Board determines to be relevant. To the extent permitted by law, the good faith determination of the Board on such matters will be conclusive and binding on all persons and entities for purposes of the Charter transfer restrictions.

In connection with its consideration of the Charter transfer restrictions, the Board has provided to CF Turul, LLC (“CF Turul”), an affiliate of Fortress Investment Group LLC, the beneficial owner of 16.4% of our issued and outstanding Common Stock as of May 18, 2015, its approval, as required under the Charter transfer restrictions, to make, subject to specified limitations and other terms and conditions, one or more distributions of our shares of Common Stock on a substantially pro rata basis to the members of CF Turul (and by such members and their affiliates to the ultimate owners who are not entities sponsored or organized by Fortress Investment Group LLC). In addition, the Board has also provided the funds affiliated with Harbinger Capital Partners LLC (“HCP”), the beneficial owner of approximately 17.8% of our issued and outstanding Common Stock as of May 18, 2015, its approval, as required under the Charter transfer restrictions, to sell, subject to specified limitations and other terms and conditions, the shares of Common Stock currently held by HCP. In accordance with their respective approvals, each of CF Turul and HCP are expected to coordinate efforts with the Company in order to minimize any potential adverse impact of such transfer with respect to changes in ownership for purposes of Section 382 of the Code. Pursuant to the Board’s authority to approve transfers that would otherwise be restricted by the Charter transfer restrictions, the Board may evaluate, and depending upon the review of applicable facts and circumstances may at any time and from time to time provide other stockholders of the Company its approval, as required under the Charter transfer restrictions, to make one or more transfers otherwise prohibited by the Charter amendment.

A Certificate of Amendment was filed with the Delaware Secretary of State and became effective on July 13, 2015. The Certificate of Amendment has been filed as Exhibit 3.1 hereto and is incorporated herein by reference.

 Item 9.01.                          Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment to Certificate of Incorporation of HRG Group, Inc.
3.2	Restated Bylaws of HRG Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HRG GROUP, INC.

Dated: July 15, 2015	By:	/s/ Ehsan Zargar
		Name:	Ehsan Zargar
		Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment to Certificate of Incorporation of HRG Group, Inc.
3.2	Restated Bylaws of HRG Group, Inc.